   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 2000.

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               TECO ENERGY, INC.

             (Exact name of registrant as specified in its charter)

                          FLORIDA                                                      59-2052286
                (State or other jurisdiction                                        (I.R.S. Employer
             of incorporation or organization)                                   Identification Number)

                            ------------------------

   TECO PLAZA, 702 NORTH FRANKLIN STREET, TAMPA, FLORIDA 33602 (813) 228-4111 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            DAVID E. SCHWARTZ, ESQ.
                                   Secretary
                               TECO Energy, Inc.
                           702 North Franklin Street
                              Tampa, Florida 33602
                                 (813) 228-4111

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                with copies to:

          PAUL M. KINSELLA, ESQ.                        MARK V. NUCCIO, ESQ.
            Palmer & Dodge LLP                              Ropes & Gray
             One Beacon Street                         One International Place
     Boston, Massachusetts 02108-3190             Boston, Massachusetts 02110-2624

                            ------------------------

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                         ------------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /X/

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF SECURITIES                     AGGREGATE            AMOUNT OF
                      TO BE REGISTERED                         OFFERING PRICE(1)    REGISTRATION FEE
debt securities.............................................     $350,000,000            $92,400

(1) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(o)

Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement also relates to $50,000,000 of unsold debt securities previously registered under the Registrant's Registration Statement on Form S-3 (No. 333-60819). The filing fee paid for those securities in connection with such earlier registration statement was $14,750. This Registration Statement constitutes Post-Effective Amendment No. 2 to such Registration Statement.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE SECURITIES AND EXCHANGE COMMISSION DECLARES OUR REGISTRATION STATEMENT EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, Dated September 6, 2000

PROSPECTUS

                                  $400,000,000

                               TECO ENERGY, INC.

                                DEBT SECURITIES

                                ----------------

    We plan to issue up to $400,000,000 of debt securities.

    We may offer the debt securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer debt securities, we will provide a prospectus supplement or a term sheet describing the terms of the specific issue, including the offering price of the securities.

    We will sell the debt securities to underwriters or dealers, through agents, or directly to investors.

    You should read this prospectus and the prospectus supplement or the term sheet relating to the specific issue of debt securities carefully before you invest.

                            ------------------------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                The date of this prospectus is            , 2000
TECO Energy, Inc.   -   702 North Franklin Street   -   Tampa, Florida
33602   -   (813) 228-4111

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
RISK FACTORS................................................      2
WHERE YOU CAN FIND MORE INFORMATION.........................      2
FORWARD LOOKING STATEMENTS..................................      3
THE COMPANY.................................................      4
RATIOS OF EARNINGS TO FIXED CHARGES.........................      4
USE OF PROCEEDS.............................................      5
DESCRIPTION OF DEBT SECURITIES..............................      5
PLAN OF DISTRIBUTION........................................     11
LEGAL MATTERS...............................................     12
EXPERTS.....................................................     12

                                  RISK FACTORS

    For each series of debt securities, we will include risk factors, if appropriate, in a prospectus supplement or term sheet relating to that series.

                      WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov.

    We filed a registration statement on Form S-3 with the SEC covering the debt securities. For further information on us and the debt securities, you should refer to the registration statement and its exhibits. This prospectus summarizes material provisions of the indenture. Because the prospectus may not contain all the information that you may find important, you should review the full text of the indenture and other documents we have filed as exhibits to the registration statement.

    The SEC allows us to "incorporate by reference" the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the debt securities are sold:

    - our Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

    - our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2000 and June 30, 2000; and

    - our Current Reports on Form 8-K dated February 16, 2000, February 29, 2000 and July 20, 2000.

    You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

                         Director of Investor Relations
                               TECO Energy, Inc.
                                   TECO Plaza
                           702 North Franklin Street
                              Tampa, Florida 33602
                                 (813) 228-4111

    You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. We have not authorized anyone to provide you with different information. We are not making an offer of these debt securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or term sheet is accurate as of any date other than the date on the front of these documents.

                           FORWARD LOOKING STATEMENTS

    This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference may contain forward-looking statements. Such statements relate to future events or our future financial performance. We use words such as "anticipate," "believe," "expect," "may," "project," "will" or other similar words to identify forward-looking statements.

    Without limiting the foregoing, any statements relating to our

    - anticipated capital expenditures;

    - future cash flows and borrowings;

    - potential future merger opportunities; and

    - sources of funding

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements.

    Among the factors that could cause actual results to differ materially are:

    - variations in weather conditions affecting energy sales and operating costs;

    - potential competitive changes in the electric and gas industries, particularly in the area of retail competition;

    - changes in environmental regulation that may impose additional costs or curtail some of our activities;

    - federal and state regulatory initiatives that increase competition or costs, threaten investment recovery, or impact rate structure;

    - the degree to which we are able to successfully develop and operate our diversified businesses and our ability to operate our synthetic fuel production facilities in a manner qualifying for Section 29 federal income tax credits;

    - available sources and costs of commodities; and

    - inflationary trends, interest rates and other general economic conditions, particularly those affecting energy sales in our service area.

    When considering forward-looking statements, you should keep in mind the cautionary statements in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the information included in our Annual Report on Form 10-K under the caption "Investment Considerations."

                                  THE COMPANY

    We are an electric and gas utility holding company with important diversified activities. Our diversified businesses include marine transportation, coal mining, natural gas production from coalbeds, independent power generation and distribution, the sale of propane gas, the marketing of natural gas, energy services and engineering. Our operating companies have facilities in several states and Central America. You can find a more complete description of our business and recent activities in the documents listed under "WHERE YOU CAN FIND MORE INFORMATION."

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown.

                                                                           YEAR ENDED DECEMBER 31,
  SIX MONTHS ENDED         TWELVE MONTHS ENDED       --------------------------------------------------------------------
    JUNE 30, 2000             JUNE 30, 2000            1999           1998           1997           1996           1995
---------------------      -------------------       --------       --------       --------       --------       --------
        2.79x                   2.90x (1)            3.25x(2)       3.67x(3)       3.77x(4)        3.72x          3.50x

For the purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.

------------------------

(1) Includes the effect of non-recurring pretax charges totaling $21.0 million recorded in the third and fourth quarters of 1999. Charges consisted of the following: $10.5 million recorded at Tampa Electric Company, a wholly-owned subsidiary of TECO Energy, based on Florida Public Service Commission audits of its 1997 and 1998 earnings which limited its equity ratio to
    58.7 percent; $3.5 million at Tampa Electric Company to resolve litigation filed by the U.S. Environmental Protection Agency; $6.0 million at TECO Investments, Inc., a wholly-owned subsidiary of TECO Energy, to adjust the carrying value of certain leveraged leases; and $4.3 million at Tampa Electric Company and $3.3 million net benefit at TECO Energy for corporate income tax settlements related to prior years' tax returns. The effect of these charges was to reduce the ratio of earnings to fixed charges. Had these charges been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.18x for the twelve-month period ended
    June 30, 2000.

(2) Includes the effect of the non-recurring pretax charges totaling
    $21.0 million recorded at Tampa Electric Company, TECO Investments, Inc. and TECO Energy described in (1) above. The effect of these charges was to reduce the ratio of earnings to fixed charges. Had these charges been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.60x for the year ended December 31, 1999.

(3) Includes the effect of the non-recurring pretax charges totaling
    $30.5 million associated with write-offs at TECO Coal Corporation, a wholly-owned subsidiary of TECO Energy, and Tampa Electric Company, and $.6 million pretax of merger-related costs. The effect of these charges was to reduce the ratio of earnings to fixed charges. Had these charges been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.95x for the year ended December 31, 1998.

(4) Includes a $2.6 million pretax charge for all costs associated with the mergers completed in June 1997. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.79x for the year ended December 31, 1997.

                                USE OF PROCEEDS

    We intend to add the net proceeds from the sale of the debt securities to our general funds, to be used for general corporate purposes, which may include investment in subsidiaries, working capital, capital expenditures, repayment of debt and other business opportunities.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities will be unsecured and will rank on parity with all our other unsecured and unsubordinated indebtedness. We will issue debt securities in one or more series under an indenture dated as of September 1, 1998 between us and The Bank of New York, as Trustee. We filed the indenture as an exhibit to the registration statement of which this prospectus is a part. The following description of the terms of the debt securities summarizes the material terms that will apply to the debt securities. The description is not complete, and we refer you to the indenture which we incorporate by reference.

GENERAL

    The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We do not need to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

    Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

    - the title of the debt securities;

    - any limit on the total principal amount of the debt securities;

    - the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

    - the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

    - the dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

    - if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

    - the place or places where the principal of and interest on the debt securities will be payable;

    - any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or analogous provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to an obligation;

    - the denominations in which we will issue the debt securities, if other than denominations of $1,000;

    - the terms and conditions, if any, on which we may redeem the debt securities;

    - the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

    - whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption "Global Securities;"

    - any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the Trustee or the holders to declare the principal amount of the debt securities due and payable;

    - any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

    - any subordination of the debt securities to any other indebtedness of the Company; and

    - other material terms of the debt securities.

    Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

    We will only issue debt securities in fully registered form, without coupons, in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

    The principal of, and any premium and interest on, any debt securities will be payable at the corporate trust office of The Bank of New York in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest.

    We will have the right to redeem the debt securities only upon written notice mailed between 30 and 60 days prior to the redemption date.

    If we plan to redeem the debt securities, before the redemption occurs we are not required to:

    - issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

    - after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

    We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars in the relevant prospectus supplement or term sheet.

    The debt securities do not provide special protection in the event we are involved in a highly leveraged transaction.

    The debt securities are obligations exclusively of TECO Energy, Inc, which, as a holding company, has no material assets other than its ownership of the common stock of its subsidiaries, including Tampa Electric Company. We will rely entirely upon distributions from our subsidiaries to meet the payment obligations under the debt securities. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or otherwise to make any funds available to us including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of our subsidiaries to make any payments to us would be dependent upon the terms of any credit facilities of the subsidiaries and upon the subsidiaries' earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the debt securities would be satisfied solely from our equity interests in our subsidiaries remaining after the satisfaction of claims of creditors of the subsidiaries. Thus, the debt securities are effectively subordinated to existing and future liabilities of our subsidiaries to their respective creditors.

GLOBAL SECURITIES

    If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

    The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

CONSOLIDATION, MERGER, ETC.

    We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless (i) the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia, (ii) the successor or transferee expressly assumes our obligations under the indenture and (iii) the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture. Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

MODIFICATION OF THE INDENTURE

    The indenture provides that we or the Trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and
(ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

    - change the date stated on the debt security on which any payment of principal or interest is stated to be due;

    - reduce the principal amount or any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

    - change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

    - impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

    - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

    Under limited circumstances and only upon the fulfillment of conditions, we and the Trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

    The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

    - a default in the payment of principal of, or any premium or interest on, any debt security of that series;

    - in respect of a covenant or provision under the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

EVENTS OF DEFAULT

    An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

    - we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

    - we fail to pay principal of or premium, if any, on any debt security of that series when due;

    - we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

    - we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we receive written notice as provided in the indenture;

    - events of bankruptcy, insolvency or reorganization; and

    - any other event defined as an event of default with respect to debt securities of a particular series.

    If an event of default with respect to any series of debt securities occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul such declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities which are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

    Subject to the provisions of the indenture relating to the duties of the Trustee in case an event of default occurs and is continuing, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the Trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the Trustee and other rights of the Trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the debt securities of that series.

    The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

    Annually, we must furnish to the Trustee a statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

SATISFACTION AND DISCHARGE OF THE INDENTURE

    We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the Trustee pursuant to the indenture and some other obligations), when we deposit or cause to be deposited with the Trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

DEFEASANCE OF DEBT SECURITIES

    Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, we may cause ourself (subject to the terms of the indenture) to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the Trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

    Under current Federal income tax law, the defeasance contemplated in the preceding paragraph would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

CONCERNING THE TRUSTEE

    The Trustee is The Bank of New York, which maintains banking relationships with us in the ordinary course of business and serves as Trustee under other indentures with us and certain of our affiliates.

GOVERNING LAW

    The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

    The Company may sell the debt securities through one or more of the following ways:

    - directly to purchasers;

    - to or through one or more underwriters or dealers; or

    - through agents.

    A prospectus supplement or term sheet with respect to a particular series of debt securities will set forth the terms of the offering of those debt securities, including the following:

    - name or names of any underwriters, dealers or agents;

    - the purchase price of such debt securities and our proceeds from the sale;

    - underwriting discounts and commissions; and

    - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    If we use underwriters in the sale, the underwriters will acquire the debt securities for their own account and they may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriting syndicates represented by one or more managing underwriters or one or more independent firms acting as underwriters may offer the debt securities to the public. In connection with the sale of debt securities, we may compensate the underwriters in the form of underwriting discounts or commissions. The purchasers of the debt securities for whom the underwriters may act as agent may also pay them commissions. Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the applicable prospectus supplement or term sheet, the obligations of any underwriters to purchase the debt securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all such debt securities if any are purchased.

    If we utilize dealers in the sale of the debt securities, we will sell the debt securities to the dealers as principals. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement or term sheet will name any dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of debt securities, and set forth any commissions or discounts we grant to the dealer.

    If we use agents in the sales of the debt securities, the agents may solicit offers to purchase the debt securities from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the debt securities will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement or term sheet. Any agent will be acting on a reasonable effort basis for the period of its appointment or, if indicated in the applicable prospectus supplement or term sheet, on a firm commitment basis.

    We may also sell debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to resales. The terms of those sales would be described in the prospectus supplement or term sheet.

    If the prospectus supplement or term sheet so indicates, we will authorize agents, underwriters or dealers to solicit offers from institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement or term sheet pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement or term sheet, and the prospectus supplement or term sheet will set forth the commission payable for solicitation of the contracts.

    Agents, dealers and underwriters may be entitled under agreements with us to indemnification against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with, or perform services for, us or our subsidiaries for customary compensation.

    If indicated in the applicable prospectus supplement or term sheet, one or more firms may offer and sell debt securities in connection with a remarketing upon their purchase, in accordance with their terms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us will be described in the applicable prospectus supplement or term sheet. We may be obligated to indemnify the remarketing firm against some liabilities, including liabilities under the Securities Act, and the remarketing firm may engage in transactions with or perform services for us or our subsidiaries for customary compensation.

    Any debt securities will be a new issue of securities with no established trading market. We cannot assure you that there will be a market for the debt securities of any particular series, or that if a market does develop, that it will continue to provide holders of those debt securities with liquidity for their investment or will continue for the duration the debt securities are outstanding.

    The prospectus supplement or term sheet relating to each offering will set forth the anticipated date of delivery of the debt securities.

                                 LEGAL MATTERS

    Palmer & Dodge LLP, Boston, Massachusetts will pass upon the validity of the debt securities for us. Ropes & Gray, Boston, Massachusetts may pass upon certain legal matters for any underwriters, agents or dealers.

                                    EXPERTS

    The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of TECO Energy, Inc. for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Expenses in connection with the offering of the debt securities will be borne by the registrant and are estimated as follows:

SEC registration fee........................................       $ 92,400

Rating agency fees..........................................       $150,000

Trustee's fees and expenses.................................       $ 16,000

Accountant's fees and expenses..............................       $ 50,000

Legal fees and expenses.....................................       $150,000

Printing costs..............................................       $ 50,000

Miscellaneous expenses......................................       $ 11,600

    Total...................................................       $520,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Our bylaws provide that we will indemnify to the full extent permitted by the law any person who is or was a party to any threatened, pending or completed proceeding, because such person is or was a director or officer for us or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in our bylaws is expressly not exclusive of all other rights to which the person may be entitled as a matter of law.

    Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify each person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the registrant where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court.

    We maintain an insurance policy on behalf of our directors and officers, covering certain liabilities that may be incurred by the directors and officers when acting in their capacities as such.

    If the debt securities are sold to or through underwriters or agents, the agreement with such underwriters or agents will provide that such underwriters or agents will indemnify our directors and officers against certain liabilities, including certain liabilities under the Securities Act.

ITEM 16. EXHIBITS

    See Exhibit Index immediately following the signature page hereof.

ITEM 17. UNDERTAKINGS

    (a) We hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, PROVIDED, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

    (b) We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to in Item 15 hereof, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) We hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on September 6, 2000.

                                                       TECO ENERGY, INC.

                                                       By:                /s/ R.D. FAGAN
                                                            -----------------------------------------
                                                                            R.D. Fagan
                                                               CHAIRMAN OF THE BOARD, PRESIDENT AND
                                                                     CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    We, the undersigned officers and directors of TECO Energy, Inc., hereby severally constitute and appoint Gordon L. Gillette and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including pre- and post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registrant Statement has been signed by the following persons in the capacities indicated as of September 6, 2000.

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                   /s/ R. D. FAGAN                          Chairman of the Board, President and Chief
     -------------------------------------------            Executive Officer (Principal Executive
                     R. D. Fagan                            Officer)

                 /s/ G. L. GILLETTE
     -------------------------------------------            Vice President-Finance and Chief Financial
                   G. L. Gillette                           Officer (Principal Financial Officer)

                   /s/ S. A. MYERS
     -------------------------------------------            Vice President-Corporate Accounting and Tax
                     S. A. Myers                            (Principal Accounting Officer)

                  /s/ C. D. AUSLEY
     -------------------------------------------            Director
                    C. D. Ausley

                  /s/ S. L. BALDWIN
     -------------------------------------------            Director
                    S. L. Baldwin

                      SIGNATURE                                                TITLE
                      ---------                                                -----
                 /s/ H. L. CULBREATH
     -------------------------------------------            Director
                   H. L. Culbreath

                /s/ J. L. FERMAN, JR.
     -------------------------------------------            Director
                  J. L. Ferman, Jr.

                 /s/ L. GUINOT, JR.
     -------------------------------------------            Director
                   L. Guinot, Jr.

                  /s/ T. L. RANKIN
     -------------------------------------------            Director
                    T. L. Rankin

                   /s/ W. P. SOVEY
     -------------------------------------------            Director
                     W. P. Sovey

                 /s/ J. T. TOUCHTON
     -------------------------------------------            Director
                   J. T. Touchton

                 /s/ J. A. URQUHART
     -------------------------------------------            Director
                   J. A. Urquhart

                /s/ J. O. WELCH, JR.
     -------------------------------------------            Director
                  J. O. Welch, Jr.

                                 EXHIBIT INDEX

       EXHIBIT
         NO.                                    DESCRIPTION
---------------------                           -----------
         4.1            Indenture dated as of August 17, 1998 between TECO Energy,
                        Inc. and The Bank of New York, as trustee. Filed as Exhibit
                        4 to the registrant's Amendment No. 1 to Registration
                        Statement on Form S-3 (No. 333-60819) filed with the
                        Commission on August 24, 1998 and incorporated herein by
                        reference.

         5.1            Opinion of Palmer & Dodge LLP regarding the validity of the debt securities. Filed herewith.

         5.2            Opinion of Ropes & Gray. Filed herewith.

        12.1            Computation of Ratio of Earnings to Fixed Charges. Filed as
                        Exhibit 12 to the registrant's Quarterly Report on Form 10-Q for the period ending June 30, 2000.

        23.1            Consent of PricewaterhouseCoopers LLP. Filed herewith.

        23.2            Consent of Palmer & Dodge LLP (included in Exhibit 5).

        24.1            Power of Attorney (included on signature page of the initial filing of this Registration Statement).

        25.1            Statement of Eligibility of Trustee on Form T-1. (Filed as
                        Exhibit 25 to the registrant's Registration Statement on
                        Form S-3 (No. 333-60819) filed with the Commission on August
                        6, 1998 and incorporated herein by reference.)